EXHIBIT 99.1

SPECIAL MEETING OF STOCKHOLDERS OF
NEUBERGER BERMAN INC.

, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEUBERGER BERMAN INC.

The undersigned hereby appoints KEVIN HANDWERKER and MATTHEW S. STADLER, and each of them, with full power of substitution and with full power to act without the other, as attorneys and proxies of the undersigned to vote all shares of common stock of Neuberger Berman Inc. held of record by the undersigned as of the close of business on ________ __, 2003, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on __________ __, 2003, at ________ a.m., local time, at Neuberger Berman’s corporate headquarters, located at 605 Third Avenue, 41st Floor, New York, New York 10158, and at any adjournment or postponement thereof, on the matters set forth on the reverse side of this proxy, and in their discretion upon such other matters as may properly be brought before the Special Meeting of Stockholders. The undersigned also acknowledges receipt of the proxy statement/prospectus relating to the Special Meeting of Stockholders and the Notice of Special Meeting of Stockholders accompanying it. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned on the reverse side of this card. If you sign and return this proxy but do not specify otherwise, this proxy will be voted “FOR” the proposal listed on the reverse side of this card.

If this proxy is not returned, or if you do not vote, then the shares of Neuberger Berman Inc. common stock you own will not be voted. Failure by any stockholder to vote, either in person at the Special Meeting of Stockholders or by proxy, or the abstention by a stockholder from voting, will have the effect of a vote against the proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 21, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company (a wholly owned subsidiary of Lehman Brothers Holdings Inc. established for the purpose of effecting the merger) and Neuberger Berman Inc. and the transactions contemplated thereby.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 21, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company (a wholly owned subsidiary of Lehman Brothers Holdings Inc. established for the purpose of effecting the merger) and Neuberger Berman Inc. and the transactions contemplated thereby, including the merger of Neuberger Berman Inc. with Ruby Acquisition Company.

2.	In their discretion, the proxies are authorized to act upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement of the meeting.

UNLESS YOU HAVE ALREADY SUBMITTED A PROXY BY TELEPHONE OR INTERNET, PLEASE MARK, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

Mark here if you plan to attend the Special Meeting of Stockholders

Signature of Stockholder ____________________________ Date:_____________

Signature of Stockholder ____________________________ Date:_____________

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF
NEUBERGER BERMAN INC.

                                          , 2003

PROXY VOTING INSTRUCTIONS

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone 24 hours a day, 7 days a week. There is no charge to you for this call. Have your control number and proxy card available when you call and follow the instructions.
- OR -
INTERNET — Access “www.voteproxy.com” 24 hours a day, 7 days a week. Have your control number and proxy card available when you access the web page and follow the on-screen instructions.
- OR -
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER _________________________

ACCOUNT NUMBER _________________________

CONTROL NUMBER _________________________

Please sign on the reverse and mail in the envelope provided IF you are not submitting a proxy via telephone or the Internet.